Exhibit 4.1

THE HERSHEY COMPANY

and

U.S. BANK NATIONAL ASSOCIATION

                          Trustee

INDENTURE

Dated as of May 14, 2009

i

v

CROSS REFERENCE SHEET*

Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of the date set forth on the cover hereof between The Hershey Company and U.S. Bank National Association, Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.9
310(a)(3) and (4)	Inapplicable
310(b)	6.8 and 6.10(a), (b) and (d)
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.1 and 4.2(a)
312(b)	4.2(a) and (b)
312(c)	4.2(c)
313(a)	4.4(a)
313(b)(1)	Inapplicable
313(b)(2)	4.4(b)
313(c)	4.4(c)
313(d)	4.4(d)
314(a)	4.3
314(b)	Inapplicable
314(c)(1) and (2)	11.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.5
314(f)	Inapplicable
315(a), (c) and (d)	6.1
315(b)	5.11
315(e)	5.12
316(a)(1)	5.9
316(a)(2)	Not required
316(a) (last sentence)	7.4
316(b)	5.7
317(a)	5.2
317(b)	3.3(a) and (b)
318(a)	11.8

*	This Cross Reference Sheet is not part of the Indenture.

THIS INDENTURE, dated as of May 14, 2009, between THE HERSHEY COMPANY, a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured bonds, debentures, notes and other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts and denominated in United States dollars or foreign currency or units of two or more thereof as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture, when executed and delivered by the parties hereto, a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined. The following terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended to the date of this Indenture as originally executed, or the definitions of which in the Securities Act of 1933, as amended to the date of this Indenture as originally executed, are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Attributable Debt” means, as to any lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the weighted average of the rates of interest borne by the Securities and the Yields to Maturity of all Original Issue Discount Securities then Outstanding, such average being weighted by the aggregate principal amount of the Securities of each series or, in the case of Original Issue Discount Securities, such amount as determined in accordance with the definition of “Outstanding”, in each case compounded annually) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. The amount of rent required to be paid under any such lease with respect to contingent rents (such as those based on sales and increases in the cost of living) shall be determined on the basis of the amounts of such contingent rents, if any, being paid at the date as of which such amount is to be determined. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means either the Board of Directors of the Company, or the Executive Committee of such Board, or any other committee of such Board duly authorized to act hereunder.

“Business Day” means, with respect to any place in which the principal and any interest on any Security is payable, as specified as contemplated by Section 2.5, or any other particular location referred to in this Indenture or in such Security, a day that is not a day on which banking institutions in such place or location are authorized or obligated by law or regulation to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means The Hershey Company, a Delaware corporation, until any successor corporation shall have become such pursuant to Article Nine and thereafter “Company” shall mean such successor except as otherwise provided in Section 9.2.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its Domestic Subsidiaries, prepared in accordance with generally accepted accounting principles.

“control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, N.Y. 10005, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and does not include Attributable Debt.

“Depository” means, when used with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such series by the Company pursuant to Section 2.5 which must be a clearing agency registered under the Securities Exchange Act of 1934 and if at any time there is more than one such Person, “Depository” shall mean the Depository with respect to the Securities of that series.

“Event of Default” means any event or condition specified as such in Section 5.1.

“Funded Debt” means all indebtedness (including Outstanding Securities) for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Global Security” means a Security evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee and registered in the name of such Depository or nominee.

“Government Obligations” has the meaning specified in Section 13.1.

“holder”, “holder of Securities”, “Securityholder” or other similar terms mean the registered holder of any security.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended and/or supplemented from time to time, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“interest” means when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, interest payable after maturity.

“Mortgage” means any pledge, mortgage, lien, encumbrance or security interest.

“Officers’ Certificate” means, when used with respect to the Company, a certificate signed by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or any Vice President and by the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 11.5 if and to the extent required hereby.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company, or other legal counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities theretofore authenticated and delivered under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been theretofore deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.11, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company, or Securities which shall have been paid.

In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Overdue Rate” means, unless otherwise specified in the Securities of any series, the same rate as the rate of interest specified in the Securities of such series or, in the case of a series of Original Issue Discount Securities, the Yield to Maturity of such series of Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal”, whenever used with reference to the Securities or any Security or any portion thereof (except when used in the phrase “principal amount”), shall be deemed to include “and premium, if any”.

“Principal Domestic Operating Property” means any land, or any building, structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production and located in the United States, owned or leased by the Company or any subsidiary of the Company, the gross book value (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any land, building, structure or other facility or portion thereof which in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

“record date” means, when used with respect to any interest payment date (except a date for payment of defaulted interest), the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

“Resolution” means a resolution of the Board of Directors, including without limitation any such resolution by which or pursuant to which any series of Securities is authorized and established pursuant to Section 2.5 hereof.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Security” or “Securities,” has the meaning stated in the first recital of this Indenture or means any Securities that have been authenticated and delivered under this Indenture, as the context may require.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment is due and payable.

“Subsidiary of the Company” means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company; and “Domestic Subsidiary” means a subsidiary of the Company except a subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) the principal purpose of which is to engage in financing the operations of the Company or its subsidiaries, or both, outside the States of the United States.

As used in the above paragraph, the term “voting stock” means stock having ordinary voting power for the election of directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee. If pursuant to the provisions of this Indenture there shall be at any time more than one Trustee hereunder, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee or Trustees with respect to the Securities of that series.

“Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was originally executed.

“Vice President” when used with respect to the Company or the Trustee, means any Vice President, whether or not designated by a number or a word or words added before or after the title of “Vice President”.

“Yield to Maturity” means, in the case of any Original Issue Discount Security, the yield to maturity specified in a Resolution relating thereto.

ARTICLE TWO

SECURITIES

SECTION 2.1 Forms Generally. The Securities of each series shall be substantially in the form set forth in this Article, or in such other form as shall be established by or pursuant to a Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements as may be required to comply with any applicable law, rule or regulation or with the rules of any securities exchange or as may, consistent with the provisions of this Indenture, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2 Form of Face of Security.

[If this Security is a Global Security, insert - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A

DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.]

No.

CUSIP No.:

THE HERSHEY COMPANY

[Insert Designation of Series]

The Hershey Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation), for value received, hereby promises to pay to                    , or registered assigns, the principal sum of                    on                [if the Security is to bear interest prior to maturity, insert -, and to pay interest thereon] [[insert as applicable - annually or semi-annually or quarterly] on [insert appropriate interest payment dates] (the “Interest Payment Dates”) in each year, commencing                    [insert - at the rate of     % per annum - or, if applicable, insert the method for determining the adjustable, floating or other form of variable interest rate borne by the Securities] until the principal hereof is paid or made available for payment [if applicable; insert - , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of         % per annum on any overdue principal and premium, if any, and on any overdue installment of interest]. Notwithstanding the foregoing, this Security shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from                                , or (ii) no interest has been paid on this Security, in which case from                                         . Notwithstanding the foregoing, if the date hereof is after                    or                     (whether or not a Business Day) (the “Record Date”), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from                            , which interest shall be payable on the next succeeding Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from                            . The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.

[If the Security is not to bear interest prior to maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at maturity and in such case the overdue principal of this Security shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of and [if applicable, insert - any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York [insert - and additional places of payment], [insert - the currency or currencies of payment] [If this Security is not a Global Security, insert -; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register]. [If this Security is a Global Security, insert applicable form of payment].

[If the Security is an extendible security, or if the Security is repayable at the option of the holder, insert - The Securities of this series are subject to repayment on [insert provisions with respect to repayment date or dates] at the option of the holders thereof exercisable on or before the                            , but not prior to the                    preceding such                    at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date, as described on the reverse side hereof.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE HERSHEY COMPANY

By

SECTION 2.3 Form of Reverse of Security.

THE HERSHEY COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 14, 2009 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert - limited (except as provided in the Indenture) in aggregate principal amount to                        ]. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking funds (if any), may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days’ notice by mail, [[if applicable, insert - (1) on                    in any year commencing with the year        and ending with the year        through operation of the sinking fund for this series (as more fully described in the next succeeding paragraph) at [insert either - a redemption price equal to 100% of the principal amount of the Securities to be redeemed or the redemption prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below,], and (2)]] at any time as a whole or in part, [[if applicable, insert - on or after                    ,]] at the election of the Company, at the [[insert either - following redemption prices or redemption prices for redemption otherwise than through operation of the sinking fund]] (expressed as percentages of the principal amount): if redeemed [[if applicable, insert - on or before            ,     %, and if redeemed]] during the 12-month period beginning                    of the years indicated,

Year	Redemption Price For Redemption [[if applicable, insert - Through Operation of the Sinking Fund]]	[[If applicable, insert - Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund]]

and thereafter at a redemption price equal to            % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the date fixed for redemption, but interest installments becoming due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert - The sinking fund for this series provides for the redemption on                    in each year beginning with the year            and ending with the year            of [[not less than]] $            [[(“mandatory sinking fund payments”) and not more than $            ]] aggregate principal amount of Securities of this series.] [If applicable, insert - Securities of this series acquired or redeemed by the Company otherwise than through [[mandatory]] sinking fund payments may, to the extent and upon the terms provided in the Indenture, be credited against subsequent [[mandatory]] sinking fund payments otherwise required to be made.]

[If applicable, insert - Notwithstanding the foregoing, the Company may not, prior to            , redeem any Securities of this series as contemplated by [[Clause (2) of]] the [next] [second] preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than            % per annum.]

[If applicable, insert - Partial redemptions must be in an amount not less than $            principal amount of Securities.]

[[If applicable, insert - In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the holder hereof upon the cancellation hereof.]

[If the Security is not an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.] [If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal amount of the Securities of this series then Outstanding due and payable in the manner and with the effect provided in the Indenture. Such then Outstanding amount shall be equal to [[insert formula for determining the amount]].]

[If the Security is an extendible security or if the Security is repayable at the option of the holder, insert - The Securities of this series are subject to repayment in whole, or in part, on                      [[insert month, day and years]], in increments of              or multiples              in excess of             , provided that the portion of the principal amount of any Security of this series not being repaid shall be at least             , at the option of the holder thereof at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date. For this Security to be repaid at the option of the holder, the Company must receive at its office or agency in the Borough of Manhattan, The City of New York maintained for such purpose, on or before the [insert month and day], or, if such [insert month and day] is not a Business Day, the next succeeding Business Day, but no earlier than the [insert month and day] prior to the [insert month and day] on which the repayment price will be paid (i) this Security, with the form entitled “Option to Elect Repayment” below duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Security, the principal amount of the Security, the amount of such Security to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Security to be repaid with the form entitled “Option to Elect Repayment” on the reverse thereof duly completed will be received by the Company at such office or agency no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Security and form duly completed are received by the Company by such fifth Business Day. Either form of notice duly received on or before the [insert month and day] preceding any such [insert month and day] shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities of this series for repayment will be determined by the Company, whose determination shall be final and binding.]

The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount [If the Security is an Original Issue Discount Security, insert - (as calculated as provided in the [preceding] paragraph)] of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver (unless revoked as provided in the Indenture) shall be conclusive and binding upon the holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, if any, and in the coin or currency, herein prescribed.

[If this Security is a Global Security, insert - This Security shall be exchangeable for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depository for such Global Security shall direct].

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [If this Security is a Global Security, insert -, a Security of the series of which this Security is a part] [If this Security is not a Global Security, insert - this Security] is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar, duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate, if any, and maturity and having the same terms as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of [If this Security is a Global Security, insert - the series of which this Security is a part] [If this Security is not a Global Security, insert - this series] are issuable only in registered form without coupons in denominations of [$1,000] and any integral multiple [in excess thereof]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate, if any, and maturity and having the same terms as such Securities, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, that nothing contained herein or in the Indenture shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

[If the Security is an extendible security or if the Security is repayable at the option of the holder, insert form of option to elect repayment.]

SECTION 2.4 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Signatory

SECTION 2.5 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Company, shall be delivered to the Trustee, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a particular series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.10, 2.11, 2.13, 8.5 or 12.3);

(3) the date or dates on which the principal of the Securities of the series is payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates (including the Overdue Rate) shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates may be determined, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

(5) the place or places where the principal and any interest on Securities of the series shall be payable;

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8) the currency or currencies, including composite currencies, in which the payment of the principal of and/or interest, if any, on the Securities of the series shall be payable (if other than the currency of the United States);

(9) if the principal of and/or interest on the Securities of the series are to be payable, at the election of the Company, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(10) if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(12) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

(13) if the Securities of the series are Original Issue Discount Securities, the price at which and the date on which Securities of the series are to be issued and the Yield to Maturity at the time of issuance of such series;

(14) additional Events of Default, if any, to be applicable with respect to Securities of such series, and any Events of Default set forth in Section 5.1 not to be applicable with respect to Securities of such series;

(15) if the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities, (i) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series of like tenor and of authorized form and denomination and the circumstances under which any such changes may occur, if other than in the manner provided in Section 2.10 and (ii) the Depository for such Global Security or Securities; and

(16) any other terms of the series which are not inconsistent with this Indenture or the requirements of the Trustee Indenture Act.

All Securities of any one series shall be substantially identical except as to denomination, interest rate and maturity and except as may otherwise be provided in or pursuant to such Resolution or in any such indenture supplemental hereto. The applicable Resolution or the applicable supplemental indenture may provide that Securities of any particular series may be issued at various times, with different maturities and bearing interest at different rates, but shall, for all purposes under this Indenture, including, but not limited to, voting and Events of Default, be treated as Securities of a single series.

Except as otherwise specified pursuant to this Section 2.5 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 2.6 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by both (a) the Chairman of its Board of Directors, any Vice Chairman of its Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President and (b) by its Treasurer, Controller, Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

(1) a copy of any Resolution or Resolutions relating to such series, certified by the Secretary or an Assistant Secretary of the Company;

(2) an executed supplemental indenture, if any, relating thereto;

(3) an Officers’ Certificate, if any, setting forth the form and terms of the Securities as required pursuant to Sections 2.1 and 2.5, respectively, and prepared in accordance with Section 11.5;

(4) an Opinion of Counsel, prepared in accordance with Section 11.5, which shall state (i) that, if the form of such Securities has been established by or pursuant to a Resolution as permitted by Section 2.1, such form or forms, as the case may be, have been established in conformity with the provisions of this Indenture, and that, if the terms of such Securities have been established by or pursuant to a Resolution as permitted by Section 2.5, such terms have been established in conformity with the provisions of this Indenture and that the authentication and delivery of such Securities by the Trustee is authorized under the provisions of this Indenture and (ii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing holders or would adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

The Trustee shall not be required to authenticate Securities denominated in a coin or currency other than that of the United States of America if the Trustee reasonably determines that such Securities impose duties or obligations on the Trustee which the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon the request of the Company, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Company to execute and deliver a supplemental indenture appointing a successor Trustee pursuant to Section 8.1 hereof.

SECTION 2.7 Execution of Securities. The Securities shall be signed on behalf of the Company by the Chairman of its Board of Directors, any Vice Chairman of its Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.8 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 2.9 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.5. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, as shall be specified as contemplated by Section 2.5.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities of such series are registered at the close of business on a subsequent record date fixed by the Trustee (which shall be not more than 15 and not less than 10 days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to such registered holders of Securities not less than 10 days preceding such subsequent record date.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.10 Registration, Transfer and Exchange. The Company will keep, either at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 3.2, or at any of such other offices or agencies as may be designated and maintained in accordance with the provisions of Section 3.2, a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee and any Security registrar (as defined below) other than the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount and having the same interest rate and maturity.

Notwithstanding any other provision of this Section 2.10, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

Any Security or Securities, other than a Global Security or Global Securities, of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount and having the same interest rate, if any, and maturity and having the same terms. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 3.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series and having the same interest rate, if any, and maturity and having the same terms which the Securityholder making the exchange shall be entitled to receive, bearing numbers or other distinguishing symbols not contemporaneously outstanding. Each Person designated by the Company pursuant to the provisions of Section 3.2 as a Person authorized to register and register transfer of the Security is sometimes herein referred to as a “Security registrar”.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.5, a Global Security of any series shall be exchangeable pursuant to this Section for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that such Global Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for a Global Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms, in authorized denominations and in the aggregate having the same principal amount as the Global Security to be exchanged, and shall be registered in such names as the Depository for such Global Security shall direct.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

The Company will at all times designate one Person (who may be the Company and who need not be a Security registrar) to act as repository of a master list of names and addresses of the holders of the Securities (the “Register”). The Company shall act as such repository unless and until some other Person is, by written notice from the Company to the Trustee and each Security registrar, designated by the Company to act as such. The Company shall cause each Security registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such registrar, as may be necessary to enable such repository to maintain the Register on as current a basis as is practicable.

No Person shall at any time be designated as or act as a Security registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Company and the Trustee duly executed by, the Securityholder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities, other than exchanges pursuant to Section 2.13, 8.5 or 12.3 not involving any registration of transfer. No service charge shall be made for any exchange or registration of transfer of Securities.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the selection of Securities of such series selected for redemption under Section 12.2, or (b) any Securities selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.11 Mutilated, Defaced, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company may in its discretion execute and the Trustee shall authenticate and deliver, a new Security of the same series and of like tenor and principal amount and having the same interest rate, if any, and maturity and having the same terms, bearing a number or other distinguishing symbol not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee (and any agent of the Company or Trustee, if requested by the Company) such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company in its discretion may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee (and any agent of the Company or Trustee, if requested by the Company) such security or indemnity as any of them may require to indemnify and defend and to save each of them harmless, and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.12 Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company, any Security registrar, any paying agent or any other agent of the Company or any agent of the Trustee, shall be delivered to the Trustee and promptly cancelled by it or, if surrendered to the Trustee, shall be promptly cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.13 Temporary Securities. Pending preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations having the same interest rate and maturity and bearing interest from the same date as such temporary Securities. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

SECTION 2.14 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE

COVENANTS OF THE CORPORATION

SECTION 3.1 Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of and interest, if any, on each of the Securities of such series in the manner provided in such Securities and this Indenture.

SECTION 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York, for each series: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for payment or for registration of transfer or for exchange, and the Company may from time to time rescind such designation, as it may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for Securities of any series for such purposes. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the locations thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office and the Company appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 3.3 Paying Agents. Whenever the Company shall appoint a paying agent or agents other than the Trustee with respect to the Securities of any series, it will cause each such paying agent to execute and deliver to the Trustee an instrument in which each such paying agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided,

(b) that it will give the Trustee notice of any default by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest, if any, on the Securities of such series when the same shall be due and payable, and

(c) that, at any time during the continuance of any such default referred to in clause (b) above, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

Whenever the Company shall have one or more paying agents with respect to Securities of any series, it will, on or prior to each due date of the principal of or interest, if any, on the Securities of such series, deposit with a designated paying agent a sum sufficient to pay such principal or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, if any, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Persons entitled to such principal and interest, if any, a sum sufficient to pay such principal or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

SECTION 3.4 Limitation on Liens. The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt, secured by a Mortgage on any Principal Domestic Operating Property or any shares of stock or Debt held by the Company or any Domestic Subsidiary, of any Domestic Subsidiary, without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, for so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 3.5) would not exceed 15% of Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;

(2) Mortgages in favor of the Company or any Domestic Subsidiary;

(3) Mortgages in favor of the United States of America, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; and

(5) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (4), inclusive; provided, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased above its original aggregate principal amount.

SECTION 3.5 Limitation on Sales and Leasebacks. The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Operating Property which has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof, by the Company or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Operating Property (herein referred to as a “sale and leaseback transaction”) unless either:

(1) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 3.4 on the Principal Domestic Operating Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities, or

(2) the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Operating Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Operating Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of Directors of the Company, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer and the Controller) to the retirement of Funded Debt of the Company (and any retirement of Securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of a provision in any Securities in the form or substantially the form of the fourth paragraph of the Form of Reverse of Security set forth in Section 2.3); provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision under this Indenture.

SECTION 3.6 Statement as to Compliance. The Company will deliver to the Trustee annually, commencing May 14, 2010, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with any covenant or agreement contained in Section 3.1, 3.4, 3.5, 9.1 or 9.3, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 3.7 Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 3.8 Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

SECTION 3.9 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 3.4 and 3.5 with respect to the Securities of any series if before the time for such compliance the holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 3.10 Calculation of Original Issue Discount. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the holders of the Securities relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

ARTICLE FOUR

SECURITYHOLDERS’ LISTS AND REPORTS

BY THE CORPORATION AND THE TRUSTEE

SECTION 4.1 Securityholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a) semiannually, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders of each series as of a specified date, and

(b) at such other times as the Trustee may request in writing, as soon as reasonably feasible after such request but in any case within 30 days after receipt by the Company of any such request a list in similar form and of similar content as of a date not more than 10 days prior to the time such information is furnished, provided that, if and so long as the Trustee shall be the repository of the Register for such series, such list shall not be required to be furnished.

SECTION 4.2 Preservation and Disclosure of Securityholders’ Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

(b) In case three or more holders of Securities of a series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of such series with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section, or

(ii) inform such applicants as to the approximate number of Securityholders of such series whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of paragraph (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying or other agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of paragraph (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such paragraph (b).

SECTION 4.3 Reports by the Company. The Company covenants:

(a) to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections of the Securities Exchange Act of 1934, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplemental and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to transmit by mail to the holders of Securities, as the names and addresses of such holders appear in the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required to be transmitted to such holders by rules and regulations prescribed from time to time by the Commission.

SECTION 4.4 Reports by the Trustee. (a) On or before the first June 1, which is not less than 60 days after the first date of issuance of any series of Securities under this Indenture, and on or before June 1 in every year thereafter, so long as any Securities are Outstanding hereunder, the Trustee shall transmit by mail as provided below to the Securityholders of each such series having Securities Outstanding, as hereinafter in this Section provided, a brief report dated as of the preceding May 1 with respect to:

(i) its eligibility under Section 6.9 and its qualification under Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

(ii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series Outstanding on the date of such report;

(iii) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor;

(iv) the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(v) any additional issue of Securities which the Trustee has not previously reported; and

(vi) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

(b) The Trustee shall transmit to the Securityholders of each series, as provided in paragraph (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of paragraph (a) of this Section (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this paragraph (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section shall be transmitted by mail to all registered holders of Securities, as the names and addresses of such holders appear in the Register as of a date not more than 15 days prior to the mailing thereof.

(d) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Company agrees to notify the Trustee with respect to any series when and as the Securities of such series become listed on any national securities exchange.

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

SECTION 5.1 Events of Default. “Event of Default” with respect to Securities of a particular series, wherever used herein, means any one of the following events unless such event is expressly made inapplicable with respect to such series in or pursuant to the applicable Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.5 (whatever the reason for such Events of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest, if any, upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

(d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or agreement a default in the performance of which or a breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under an applicable Federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f) the commencement by the Company of a voluntary case under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Company to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, the consent by the Company to the filing of such petition, or the consent by the Company to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or any substantial part of its property, or the making by the Company of any general assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking by the Company of any corporate action in furtherance of any such action; or

(g) any other Event of Default established with respect to Securities of such series established in or pursuant to the applicable Resolution or in the supplemental indenture under which such series is issued, as the case may be, as contemplated in Section 2.5.

If an Event of Default with respect to Securities of any series occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series) of all of the Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided,

(a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all the Securities of such series and the principal of any and all Securities of such series which shall have become due otherwise than by such declaration of acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, if any, at the Overdue Rate applicable to such series to the date of such payment or deposit), and all amounts payable to the Trustee pursuant to Section 6.6, and

(b) any and all Events of Default under the Indenture with respect to such series of Securities other than the non-payment of the principal of Securities of such series which shall have become due by such declaration of acceleration, shall have been cured or waived as provided in Section 5.10, then and in every such case the holders of not less than a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, with respect to such series, but no such rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled in accordance with this Indenture, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 5.2 Payment of Securities on Default; Suit Therefor. The Company covenants that (a) in case a default shall be made in the payment of any installment of interest on any of the Securities of any series as and when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case a default shall be made in the payment of the principal of any of the Securities of any series as and when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon redemption or by declaration or otherwise, or (c) in case of a default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of any series—then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Securities of such series the whole amount then due and payable on all Securities of such series for principal and interest, if any, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, if any, at the Overdue Rate applicable to Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and any further amounts payable to the Trustee pursuant to Section 6.6.

Until such demand is made by the Trustee, the Company may pay the principal of and interest, if any, on the Securities of any series to the registered holders, whether or not the principal of and interest, if any, on the Securities of such series be overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Securities of any series under Title 11 of the United States Code or any other similar applicable Federal or state law, or in case a receiver, trustee in bankruptcy or similar official shall have been appointed for the property of the Company or such other obligor, or in case of any other similar judicial proceedings relative to the Company, such other obligor, the creditors or the property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable in accordance with their terms or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 5.1) and interest, if any, owing and unpaid in respect of the Securities of any series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for any amounts payable to the Trustee pursuant to Section 6.6) and of the Securityholders allowed in any judicial proceedings relating to the Company or other obligor upon the Securities of any series, or the creditors or the property of the Company or such other obligor, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf (after deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to Section 6.6 and incurred by it up to the date of distribution); and any trustee in bankruptcy, receiver, or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee costs and expenses of collection, and any further amounts payable to the Trustee pursuant to Section 6.6 and incurred by it up to the date of distribution.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

SECTION 5.3 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities of like series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of amounts due to the Trustee pursuant to Section 6.6;

SECOND: In case moneys have been collected on the Outstanding Securities and no amount of principal has become and is then due and payable, to the payment of interest, if any, on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by applicable law) upon the overdue installments of interest at the Overdue Rate applicable to such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case any amount of principal of the Outstanding Securities in respect of which moneys have been collected shall have become and shall be then due and payable by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal and interest, if any, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by applicable law) upon overdue installments of interest, if any, at the Overdue Rate applicable to such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any installment of interest, if any, over any other installment of interest, if any, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest, if any; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 5.4 Proceedings by Trustee. In case an Event of Default hereunder has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceeding, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 5.6 Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee in bankruptcy, receiver or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee, written notice of default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made a written request upon the Trustee to institute such action, suit or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of any Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given at law or in equity.

SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture or any provision of any Security, the right of any holder of any Security to receive payment of the principal of and interest, if any, on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 5.8 Remedies Cumulative and Continuing. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders of such series.

SECTION 5.9 Control by Securityholders. The holders of not less than a majority in aggregate principal amount at the time Outstanding of the Securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture with respect to defaults or Events of Default with respect to Securities of such series. Notwithstanding any of the foregoing, no such direction shall be otherwise than in accordance with law and the provisions of this Indenture and (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would create personal liability for the Trustee.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders provided that such action is not in conflict with any rule of law or with this Indenture.

SECTION 5.10 Waiver of Past Defaults. The holders of not less than a majority in aggregate principal amount of the Securities of any series at the time Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default and its consequences with respect to such series, except a default in the payment of principal or interest, if any, on any Security of such series or a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each

Outstanding Security of such series as provided in Section 8.2 hereof. In the case of any such waiver, the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

SECTION 5.11 Notice of Defaults. The Trustee shall transmit to the holders of a particular series of Securities Outstanding, as the names and addresses of such holders appear in the register, notice by mail of any default which has occurred with respect to such series known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such default shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest, if any, on any of the Securities of any series, or in the payment of any sinking fund installment with respect to Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of such Outstanding Securities of such series.

SECTION 5.12 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of such series, or (iii) to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest, if any, on any Security on or after the due date expressed in such Security (or, in the case of redemption, on or after the date fixed for redemption).

SECTION 5.13 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

CONCERNING THE TRUSTEE

SECTION 6.1 Duties and Responsibilities of the Trustee. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of any Securities pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 6.2 Reliance on Documents, Opinions, etc, Subject to Section 6.1:

(a) the Trustee may conclusively rely and shall be protected, in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, direction or other paper or document believed by the Trustee to be genuine and have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, direction, note, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.3 No Responsibility for Recitals, etc. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, provided, that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 6.4 Trustee and Agents May Hold Securities. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.5 Moneys to Be Held in Trust. Subject to the provisions of Sections 10.3 and 10.4 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder, except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid to the Company from time to time upon the written order of the Company signed by one of its officers, who is one of the officers who may sign an Officers’ Certificate.

SECTION 6.6 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to a lien in favor of the Securityholders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, or in connection with enforcing the provisions of this Section 6.6. The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 6.7 Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.8 Conflicting Interest of Trustee. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act of 1939, with respect to any series of Securities, it shall either eliminate such conflicting interest or resign with respect to the Securities of such series (or all series, if required) to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture.

SECTION 6.9 Eligibility of Trustee. The Trustee or trustees for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10 Resignation or Removal of Trustee; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to holders of the applicable series of Securities at each such holder’s last address as it shall appear in the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee, at the Company’s expense, may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities (or all series, if required) and appoint a successor trustee for such series by written instrument, in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as, it may deem proper and prescribe, remove the Trustee and appoint a successor trustee with respect to such series.

(c) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 6.11.

SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment (or due provision therefor) of any amounts then due it pursuant to Section 6.6, the predecessor Trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall, with respect to such series, be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall mail notice thereof to the holders of Securities of any series for which such successor trustee is acting as trustee at each such holder’s last address as it shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, in the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14 Reports by Trustee. (a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act of 1939, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 6.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.1 Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of this Article, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a Resolution or established in one or more indentures supplemental hereto, pursuant to Section 2.5, a holder, including a Depository that is a holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders, and a Depository that is a holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depository’s standing instructions and customary practices.

In determining whether the holders of the requisite principal amount of Outstanding Securities of any series have taken any action (including the making of any demand or request), the giving of any notice, consent or waiver (or the taking of any other action) hereunder and in determining voting rights of any holder of a Security hereunder the principal amount of Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

If the Company shall solicit from the Securityholders any demand, request, notice, consent, waiver or the taking of any other action (other than in accordance with the Securityholders voting provisions set forth in Sections 7.6 through 7.12 of this Article), the Company may, at its option by a Resolution, fix in advance a record date for the determination of holders entitled to give such demand, request, notice, consent, or waiver or to take such other action, but the Company shall have no obligation to do so. If such a record date is fixed, such demand, request, notice, consent, waiver or such other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite percentage of Securities Outstanding have authorized or agreed or consented to such demand, request, notice, consent, waiver or taking of any other action, and for that purpose the Securities Outstanding shall be computed as of the close of business on the record date; provided, that no such demand, request, notice, consent, waiver or taking of any other action by the holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 7.2 Proof of Execution by Securityholders. Subject to the provisions of Sections 6.1, 6.2 and 7.10, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Register or by a certificate of the person designated by the Company to keep the Register and to act as repository in accordance with the provisions of Section 2.10:

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 7.11.

SECTION 7.3 Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Security shall be registered in the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon such person’s order shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as holder of any Security.

SECTION 7.4 Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Outstanding Securities of any series have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for purposes of this Section 7.4 if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall, in the absence of manifest error, accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action, any holder of a Security the serial number or other distinguishing symbol of which is shown by the evidence to be included among the serial numbers or other distinguishing symbols of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities affected by such action.

SECTION 7.6 Securityholders’ Meetings; Purposes. A meeting of holders of Securities of any series may be called at any time and from time to time pursuant to the provisions of this Article Seven for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Five;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Six;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any series under any other provision of this Indenture or under applicable law.

SECTION 7.7 Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any series to take any action specified in Section 7.6, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of the holders of Securities of any series or all series, as the case may be, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at each such holder’s last address as it shall appear in the Register as of a date not more than 15 days prior to the mailing of such notice. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 7.8 Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a Resolution, or the holders of at least 10% in aggregate principal amount of the Securities then Outstanding of any series shall have requested the Trustee to call a meeting of the holders of Securities of such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, in the amount specified above, may determine the time and the place in Hershey, Pennsylvania, in the case of a meeting requested by the Company, or the Borough of Manhattan, The City of New York, in the case of a meeting requested by the Securityholders, for such meeting and may call such meeting to take any action authorized in Section 7.6, by mailing notice thereof as provided in Section 7.7.

SECTION 7.9 Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which such meeting is being held or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 7.10 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 7.8, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 7.4, at any meeting each holder of Securities with respect to which such meeting is being held or proxy in respect of any such Securities shall be entitled to one vote for each U.S. $1,000 principal amount or, in the case of Securities not denominated in U.S. dollars, its equivalent, determined by reference to the noon buying rate in New York City payable in the currency or currencies in which the Securities are denominated as reported by any one of, as selected by the Company in its sole discretion, (a) Bloomberg, or any successor service, (b) the Citibank, N.A. foreign currency exchange desk or (c) the foreign currency exchange desk of any financial institution of national standing selected by the Company in its sole discretion, on the date of issuance of such Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) of such Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 7.7 or 7.8 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 7.11 Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) and number or numbers or other distinguishing symbol or symbols of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 7.7. The record shall show the principal amount of the Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) voting in favor of or against any resolution or abstaining from voting thereon. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 7.12 No Delay of Rights by Meeting. Nothing in this Article Seven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all such series under any of the provisions of this Indenture or of the Securities.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by or pursuant to a Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets, provided such action does not violate Section 3.4;

(b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption pursuant to Article Nine by the successor corporation of the covenants, agreements and obligations of the Company under this Indenture;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the benefit of the holders of one or more series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(d) to add additional Events of Default and to provide with respect thereto for any particular periods of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or for immediate enforcement upon such default or for any limitation of the remedies available to the Trustee upon such default;

(e) to provide for the issuance under this Indenture of Securities in bearer form (including Securities registrable as to principal only) with or without interest coupons and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to change or eliminate any provision or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities of any series in any material respect;

(g) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.5; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

Upon the request of the Company, accompanied by a copy of a Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, the Trustee shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to (but may in its discretion) enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture at the time Outstanding, the Company, when authorized by, or pursuant to a Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the Company and the rights of the holders of the Securities of such series; provided that no such supplemental indenture shall, without the consent of the holders of each Security so affected, (a) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or reduce the Overdue Rate thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair, if the Securities provide therefor, any right of repayment at the option of the Securityholder or change the currency of payment of principal or interest, or (b) reduce the percentage in principal amount of Outstanding Securities of any series of Securities the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults and their consequences) provided for in this Indenture, or (c) modify any of the provisions of this Section, Section 3.9 or Section 5.10 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Securityholders of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Securityholders of any other series.

Upon the request of the Company, accompanied by a copy of a Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Company shall mail a notice thereof to the holders of Securities of each series affected thereby at each such holder’s last address as it shall appear in the Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.4 Certain Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel prepared in accordance with Section 11.5 as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the requirements of this Article and stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 8.5 Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

SECTION 8.6 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect.

ARTICLE NINE

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 9.1 Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or convey by sale or lease all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the law of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and shall not immediately thereafter have outstanding (or otherwise be liable for) any secured Debt not expressly permitted by the provisions of Section 3.4.

SECTION 9.2 Rights and Duties of Successor Company. In case of any such consolidation, merger or conveyance by sale or lease and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture except that, in the event of a conveyance by way of lease, the predecessor corporation shall not be relieved of its liability on the Securities issued hereunder on or before the date of such conveyance. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 9.3 Securities to Be Secured in Certain Events. If, upon any such consolidation or merger of the Company with or into any other corporation, or upon any such conveyance by sale or lease of the property of the Company as an entirety or substantially as an entirety to any other corporation, any Principal Domestic Operating Property, or any shares of stock or Debt, held by the Company or any Domestic Subsidiary, of any Domestic Subsidiary,

would thereupon become subject to any Mortgage, unless the Company could create such Mortgage pursuant to Section 3.4 without equally and ratably securing the Securities, the Company, prior to such consolidation, merger, sale or conveyance, will secure the Securities Outstanding hereunder, equally and ratably with (or prior to) the Debt secured by such Mortgage.

SECTION 9.4 Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers’ Certificate and an Opinion of Counsel prepared in accordance with Section 11.5 as conclusive evidence that any such consolidation, merger, conveyance by sale or lease, and any such assumption, complies with the provisions of this Article Nine.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS

SECTION 10.1 Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any particular series Outstanding hereunder (other than Securities which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 or in lieu of or in substitution for which other Securities shall have been authenticated and delivered) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of such series theretofore authenticated (other than any Securities of such series which shall have been mutilated, defaced, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.11 or in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore cancelled, or (c)(i) all the Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 10.4) sufficient to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation (other than any Securities of such series which shall have been mutilated, defaced, destroyed, lost or stolen which have been replaced or paid as provided in Section 2.11 or in lieu of or in substitution for which other Securities shall have been authenticated and delivered), including principal and interest, if any, due or to become due to such date of maturity or the date fixed for redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Securityholders to receive payments of principal thereof and interest, if any, thereon, and remaining rights of the Securityholders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder, including its rights under Section 6.6 and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each prepared in accordance with Section 11.5, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series.

SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.

SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent, other than the Trustee, under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of or interest, if any, on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest, as the case may be, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent or if then held by the Company shall be discharged from such trust; and the holder of such Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities; provided, that nothing contained herein shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and assigns and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant, condition or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

SECTION 11.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements by the Company in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 11.4 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class, certified or registered in the mail (except as otherwise specifically provided herein) addressed (until another address of the Company is furnished by the Company to the Trustee) to The Hershey Company, 100 Crystal A Drive, Hershey, PA 17033, Attention: Treasurer. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Where this Indenture provides for notice to Securityholders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder entitled thereto, at his last address as it appears in the Register. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding anything to the contrary elsewhere in this Indenture as to the giving of notice, any other form of written notice is sufficient, if received.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then notwithstanding anything to the contrary elsewhere in this Indenture as to the giving of notice, any manner of giving such notice as shall be satisfactory to the Trustee shall he deemed to be a sufficient giving of such notice.

SECTION 11.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, if required by the provisions of this Indenture the Company shall furnish to the Trustee, as appropriate, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate, certification or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 11.6 Official Acts by Successor Entity. Any act or proceeding authorized or required by any provision of this Indenture to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any entity that shall at the time be the lawful sole successor of the Company.

SECTION 11.7 Payments Due on Saturdays, Sundays and Legal Holidays. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of such interest, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and no interest shall accrue for the period from and after the date of maturity or the date fixed for redemption or repayment.

SECTION 11.8 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by the Trust Indenture Act of 1939, such required provision shall control.

SECTION 11.9 New York Law to Govern. This Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not to be considered a part hereof and shall not affect the construction hereof.

ARTICLE TWELVE

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity and to any sinking fund for the retirement of Securities of any series except as otherwise specified with respect to such series in or pursuant to the applicable Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.5.

SECTION 12.2 Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise any right to redeem all or any part of the Securities of any series in accordance with their terms, the Company shall by Resolution fix a date for redemption and, in case of any redemption at the election of the Company of less than all the Securities of any series, notify the Trustee at least 60 days prior to the redemption date so fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of such redemption date and of the principal amount of Securities of such series to be redeemed. The Company, or at the request and at the expense and in the name of the Company, the Trustee, shall mail a notice of such redemption, at least 30 days and not more than 45 days prior to the date fixed for redemption, to the holders of Securities of such series so to be redeemed in whole or in part at each such holder’s last address as it shall appear in the Register. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee prior to the mailing of any notice of such redemption with an Officers’ Certificate, prepared in accordance with Section 11.5, evidencing compliance with such restriction. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice, to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such holder shall specify the date fixed for redemption, the CUSIP number, if any, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in such notice, that the redemption is for a sinking fund, if such is the case, and that on and after said date any interest thereon or, on the portions thereof to be redeemed will cease to accrue. If less than all of the Outstanding Securities of a series are to be redeemed, the notice of redemption shall specify the number or numbers or distinguishing symbol or symbols of the Securities to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 3.3) an amount of money in the currency or units of currency in which the Securities so called for redemption are payable sufficient to redeem on the redemption date all the Securities of such series or portions thereof so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed (or less than the full principal amount of each Security in such series is to be redeemed), the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption (or such shorter period if acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed and, if the Trustee is not acting as the repository of the Register for such series, a current list of all Outstanding Securities of such series.

If less than all the Outstanding Securities of any series with differing issue dates, interest rates or Stated Maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 60 days prior to the relevant redemption date. Securities may be redeemed in part in amounts equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. However, if less than all the Outstanding Securities of any other series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part and shall promptly notify the Company in writing at least 45 days prior to the relevant redemption date of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed; provided, that if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each beneficial owner to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 12.2 above, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued, if any, to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities or portions thereof at the redemption price, together with interest accrued, if any, to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon, if any, to the date fixed for redemption; provided that installments of interest whose Stated Maturity is on or prior to a sinking fund payment date shall be payable to the holders of such Securities or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to thee terms and provisions of Section 2.9.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof so to be redeemed shall, until paid or duly provided for, bear interest from the date fixed for redemption at the Overdue Rate applicable to such series.

Upon surrender of any Security (including any Global Security) redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to and having the same interest rate, if any, and maturity and having the same terms as the unredeemed portion of the Security so surrendered.

SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number or other distinguishing symbol in a written statement signed by an authorized officer who shall be an officer authorized to sign an Officers’ Certificate of the Company and delivered to the Trustee at least 60 days prior to the redemption date as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as a “sinking fund payment date”. Each sinking fund payment made with respect to Securities of any series shall be applied to the redemption of Securities of such series as provided for by the terms of Securities of such series.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through redemption or pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series theretofore purchased or otherwise acquired (except through redemption or pursuant to the mandatory sinking fund) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.12, (b) receive credit for Securities of such series redeemed by the Company pursuant to optional sinking fund payments made pursuant to this Section, or (c) receive credit for Securities of such series redeemed by the Company through any optional redemption provision contained in the terms of such series, provided that, in any such case, such Securities of such series shall not have previously been so credited or applied in lieu of retirement of Funded Debt as provided in Section 3.5. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities, and the amount of such mandatory sinking fund payment shall be reduced accordingly.

On or before the 60th day next preceding each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate (a) specifying the portion, if any, of the mandatory sinking fund payment to be satisfied by payment of cash and the portion, if any, to be satisfied by credit of Securities of such series, (b) stating that none of such Securities has theretofore been so credited or applied in lieu of retirement of Funded Debt as provided in Section 3.5, (c) stating that no Event of Default with respect to such series has occurred (which has not been waived or cured) and is continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.12 to the Trustee with such certificate. Such certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become obligated to make all the cash payments or other form of payments therein referred to, if any (which cash may be deposited with the Trustee or with one or more paying agents, or, if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 3.3), on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series, such cash shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next sinking fund payment date following the date of such payment) to the redemption of such Securities at the sinking fund redemption price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available or shall be applied to the payment of principal, whichever occurs earlier on a sinking fund payment date.

The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date Securities of such series to exhaust said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers or other distinguishing symbols of the Securities of such series (or portions thereof) so selected. If the Trustee shall be required to select Securities of any series for the sinking fund and is not acting as repository of the Register for such series, at least 60 days prior to the sinking fund payment date the Company shall furnish to the Trustee a current list of all Outstanding Securities of such series. Securities of any series which are identified in an Officers’ Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in the manner provided in Section 12.2, except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 12.3. The amount of any sinking fund payments not so applied by the Trustee (or by the Company if the Company is acting as its own paying agent) to the redemption of Securities of such series shall be added to the next cash sinking fund payment received by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 3.3) for such series and, together with such payment (or such amount so segregated), shall be applied in accordance with the provisions of this Section 12.5. Any and all sinking fund moneys held by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 3.3) on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent), together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

Sinking fund moneys shall not be applied to the payment of interest on Securities of any series, and on or before each sinking fund payment date, the Company shall pay to the Trustee in cash (or if the Company is acting as its own paying agent will segregate and hold in trust as provided in Section 3.3) or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities (or portions thereof) to be redeemed on such sinking fund payment date.

Unless all Outstanding Securities of such series are to be redeemed, neither the Company nor the Trustee shall redeem or cause to be redeemed any Securities of any series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest, if any, on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee (or the Company if the Company is acting as its own paying agent) shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company (or the Company shall have segregated) a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. Notwithstanding anything in the foregoing to the contrary, in case such default or Event of Default shall have been waived as provided in Section 5.10 or the default or Event of Default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 12.5 to the redemption of such Securities.

ARTICLE THIRTEEN

DEFEASANCE

SECTION 13.1 Termination of Company’s Obligations. If the Company deposits irrevocably as trust funds in trust with the Trustee (A) money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized independent firm of public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal and each installment of principal and interest, if any, on the Outstanding Securities of any series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments or payments of principal payable at the option of the holders of such Securities applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and the conditions for such deposit set forth below have been satisfied, the Company’s obligations under Sections 3.4, 3.5 and 9.3 shall thereupon terminate with respect to the Securities of such series; provided, however, that such termination shall not relieve the Company of its obligations under the Outstanding Securities of such series and this Indenture to pay when due the principal of and interest, if any, on such Securities if such Securities are not paid (or payment is not provided for) when due from the money and Government Obligations (and the proceeds thereof) so deposited.

Subject to the provisions of Section 10.4, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.1 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

“Government Obligations” means either (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

The following shall be conditions to the deposit of cash and/or Government Obligations and the termination of the Company’s obligations with respect to the Securities of any series under Sections 3.4, 3.5 and 9.3 pursuant to the provisions of this Section.

(i) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(ii) such deposit and termination shall not cause the Trustee for the Securities of such series to have a conflicting interest as provided in Section 6.8 and for purposes of the Trust Indenture Act of 1939 with respect any securities of the Company; and

(iii) such deposit and termination shall not result in a breach or violation of, or constitute a default under, this indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

(iv) such deposit and termination shall not cause any Securities of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934 to be delisted; and

(v) the Company shall deliver to the Trustee an opinion of nationally recognized independent tax counsel to the effect that: (a) Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and (b) such Holders (and future Holders) will be subject to tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and termination had not occurred; and

(vi) such deposit and termination shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.5; and

(vii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each prepared in accordance with Section 11.5 and stating that all conditions precedent provided for relating to such deposit and termination have been complied with.

After a deposit has been made as provided herein, the Trustee shall, upon the request and, subject to Section 6.6, at the expense of the Company, acknowledge in writing the discharge of the Company’s obligations with respect to the Securities of such series under Sections 3.4, 3.5 and 9.3 pursuant to the provisions of this Section.

SECTION 13.2 Repayment to Company. The Trustee shall promptly deliver or pay to the Company upon request any money or Government Obligations held by it as provided in Section 13.1 which, in the opinion of a nationally recognized independent firm of public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent termination of the Company’s obligations under Sections 3.4, 3.5 and 9.3 pursuant to Section 13.1.

SECTION 13.3 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received on such Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of May 14, 2009.

THE HERSHEY COMPANY

By:	/s/ Rosa C. Stroh
Name:	Rosa C. Stroh
Title:	V.P. and Treasurer

By:	/s/ Humberto P. Alfonso
Name:	Humberto P. Alfonso
Title:	Sr. V.P. and CFO

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ralph E. Jones
Name:	Ralph E. Jones
Title:	Vice President